UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 12, 2007 (December 10, 2007)

WONDER AUTO TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning
People’s Republic of China, 121013

(Address of principal executive offices)

(86) 416-2661186
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On December 10, 2007, Wonder Auto Technology, Inc. (the “Company”) entered into certain securities purchase agreements (collectively, the “Securities Purchase Agreement”) with certain accredited investors (collectively, the “Investors”). Under the Securities Purchase Agreement, the Company agreed to issue and sell to the Investors a total of 3,000,000 shares of the Company’s common stock (the “Shares”) at a price per share of $8.65, which represents approximately 11.1% of the issued and outstanding capital stock of the Company as of and immediately after consummation of the transactions contemplated by the Securities Purchase Agreement, for an aggregate purchase price of $25,950,000. The proceeds will be used for working capital and general corporate purposes. The transaction will be closed on or about December 13, 2007.

Pursuant to the Securities Purchase Agreement, the Company also entered into certain registration rights agreements (collectively,  the “Registration Rights Agreement”) with the Investors, pursuant to which, among other things, the Company agreed to register the Shares within a pre-defined period. Under the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) under the Securities Act of 1933 on Form S-3 covering the resale of the Shares issued to the Investors under the Securities Purchase Agreement. The Company is subject to registration delay penalty payments in the amounts prescribed by the Registration Rights Agreement if it is unable to file the Registration Statement or cause it to become effective or maintain its effectiveness as required by the Registration Rights Agreement.

Other than with respect to this transaction, none of the Investors have had a material relationship with the Company or any of the Company’s officers, directors or affiliates or any associate of any such officer or director.

The foregoing description of the Securities Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified by reference to the provisions of such agreements attached to this report as Exhibits 4.1 and 4.2.

Item 3.02  Unregistered Sales Of Equity Securities.

The information pertaining to the Shares in Item 1.01 is incorporated herein by reference in its entirety. The Shares to be sold by the Company will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The Investors who will receive the Shares agreed, pursuant to the terms and conditions of the Securities Pruchase Agreement, that (a) they had access to all of the Company’s information pertaining to the investment and were provided with the opportunity to ask questions and receive answers regarding the offering, (b) they acquired the Shares for their own account for investment and not for the account of any other person and not with a view to or for any distribution within the meaning of the Securities Act and (c) they will not sell or otherwise transfer the Shares unless in compliance with state and federal securities laws. Each of the Investors represented, pursuant to the terms and conditions of the Securities Pruchase Agreement, that they are accredited investors as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the Shares.

Item 8.01 Other Events.

Attached hereto as Exhibit 99.1 is a Company press release announcing the execution of the Securities Purchase Agreement by the Company and the Investors and describing the transactions contemplated thereby.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Registration Rights Agreement, dated December 10, 2007.

4.2	Form of Securities Purchase Agreement, dated December 10, 2007.

99.1	Press Release dated December 11, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WONDER AUTO TECHNOLOGY, INC.

By:	/s/ Qingjie Zhao
Qingjie Zhao
Chairman, CEO and President

Dated: December 12, 2007

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